UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2024

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2024, Organogenesis Holdings Inc. and its wholly-owned subsidiary Organogenesis Inc. (together, the “Company”) entered into a lease (the “Lease”) with DIV Technology Way, LLC (the “Landlord”). Under the Lease, the Company is leasing from the Landlord approximately 122,000 square feet of space at 100 Technology Way, Smithfield, Rhode Island (the “Premises”). The Company intends to build out the Premises and use the Premises to manufacture certain of its products. The Company is obligated under the Lease to complete its build out of the Premises within 36 months of the Lease commencement. The Company will receive from the Landlord an allowance to offset partially the cost of its build out. The initial term of the Lease is approximately sixteen and one-half years commencing November 18, 2024 and expiring May 31, 2041. The Company has two ten-year renewal options. After a period of no or reduced rent, the Company will pay annual base rent of $43.00 per square foot commencing June 1, 2026. The annual base rent increases by 3% each year thereafter during the initial term of the Lease. The Lease is triple net, meaning that in addition to the base annual rent, the Company is responsible for real estate taxes and operating expenses with respect to the Premises. The Company has a one-time right of first offer to purchase the Premises. The Company has a right to terminate the Lease if the Company has not secured certain anticipated state and local tax incentives by March 31, 2025, in which case the Company must pay the Landlord $1,250,000 if it so terminates.

The Company plans to file the Lease as an Exhibit to its Annual Report on Form 10-K for the year ended December 31, 2024.

Item 8.01 Other Events.

On November 22, 2024, Organogenesis Holdings Inc. issued a press release announcing that it entered into the Lease, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “future,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of recent LCDs or any changes to those LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (9) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; (10) the Company may experience delays or cost overruns in its build out of the Smithfield, Rhode Island facility; and (11) other risks and uncertainties described in the Company’s filings with the SEC, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Chief Administrative and Legal Officer

Date: November 22, 2024